Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 22, 2026 (except for the second paragraph of Note 13, as to which the date is September 21, 2026), in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-298782) and related Prospectus of ADARx Pharmaceuticals, Inc. for the registration of its common stock.

/s/ Ernst & Young LLP

San Diego, California

September 21, 2026